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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2003

NEW JERSEY RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8359	22-2376465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road
Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Table of Contents

Item 7. Financial Statements and Exhibits

(a) None.
(b) None.
(c) Exhibits:

Exhibit 99.01: Presentation to the New York Financial Community (furnished pursuant to Item 9).

Item 9. Regulation FD Disclosure

On December 2, 2003 registrant presented a corporate overview to members of the New York financial community. The slides used at the meeting are furnished herewith as exhibit 99.01.

The presentation slides are incorporated by reference in this Item 9. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, all of the information in the presentation materials is presented as of December 2, 2003, and the registrant does not assume any obligation to update such information in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: December 2, 2003	By:	/s/Glenn C. Lockwood

Glenn C. Lockwood
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.01:	Presentation to the New York financial community (furnished pursuant to Item 9)